UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2023
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Origin Materials, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39378	87-1388928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

930 Riverside Parkway, Suite 10 West Sacramento, CA	95605
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +1 (916) 231-9329
N/A
(Former Name or Former Address, if Changed Since Last Report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ORGN	The NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ORGNW	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2023, the Board of Directors (the “Board”) of Origin Materials, Inc. (the “Company”) appointed Craig A. Rogerson and R. Tony Tripeny to serve as directors of the Company, effective May 1, 2023. Mr. Rogerson’s will serve as a Class I director, whose initial term will begin on May 1, 2023 and continue until the 2025 annual meeting of shareholders. Mr. Tripeny will serve as a Class II director beginning May 1, 2023 and will stand for reelection at the Company’s 2023 annual meeting. The Board appointed Mr. Rogerson to the Audit and Compensation Committees and appointed Mr. Tripeny to the Audit and Nominating and Corporate Governance Committees.

Mr. Rogerson has four decades of executive experience leading private and publicly held specialty chemical companies. He served as Chairman, President and Chief Executive Officer of Hexion Inc., a leading global producer of adhesives and performance materials, from July 2017 until his retirement in January 2023. Previously, he served from December 2008 to April 2017 as Chairman, President and Chief Executive Office at Chemtura Corporation, a global developer, manufacturer and marketer of engineered industrial specialty chemicals. Mr. Rogerson also served as President, Chief Executive Officer and Director of Hercules Incorporated from December 2003 until November 2008. He currently serves as independent board chair of PPL Corporation and on the boards of the Pancreatic Cancer Action Network and McLaren Northern Michigan Hospital. He also previously served on the boards of Ashland Global Holdings Inc., the Society of Chemical Industry and the American Chemistry Council. Mr. Rogerson holds a chemical engineering degree from Michigan State University, and continues to serve on the Michigan State University College of Engineering Alumni board and on the advisory board of the Michigan State University Chemical Engineering & Materials Science Department.

Mr. Tripeny brings over three decades of significant operational, strategy, and M&A experience, extensive knowledge of the manufacturing, technology, and materials science industries, and a background in international corporate finance. Since 2022, he has served as a director at Mesa Laboratories, Inc., a global leader in the design and manufacturing of life science tools and critical quality control solutions. During his 36-year career with Corning, Incorporated, a global leading innovator in materials science, Mr. Tripeny held various, progressive leadership roles in the areas of corporate accounting and finance, including Executive Vice President, Chief Financial Officer and Senior Vice President, Corporate Controller and Principal Accounting Officer. He also served on the board of Hardinge Inc. from 2012 to 2018 and as a Financial Analyst for GKN Automotive Inc. from 1981 to 1985. Mr. Tripeny holds an economics degree from the University of Pennsylvania’s Wharton School of Business and is a member of the Financial Executives Institute and the Institute of Management Accounting.

The Board has determined that Messrs. Rogerson and Tripeny are each an “independent” director under the Company’s Corporate Governance guidelines and meet the independence requirements under the listing standards of the Nasdaq Stock Market, as well as the applicable rules promulgated by the Securities and Exchange Commission (the “SEC”), including for purposes of Rule 10A-3(b)(1) and Rule 10C-1 under the Securities Exchange Act of 1934, as amended.

As non-employee directors, Messrs. Rogerson and Tripeny will receive the same compensation paid to other non-employee directors of the Company in accordance with the policies and procedures previously approved by the Board for non-employee directors, as disclosed in the Company’s most recent Proxy Statement filed with the SEC on May 19, 2022.

There are no arrangements between Messrs. Rogerson or Tripeny and any other person pursuant to which either was elected to serve as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Messrs. Rogerson or Tripeny has a material interest.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGIN MATERIALS, INC.

Dated: March 31, 2023

	By:	/S/ NATE WHALEY
Nate Whaley
Chief Financial Officer